UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2005

Alion Science and Technology
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-89756	54-2061691
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 Tysons Boulevard, Suite 1300, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-918-4480

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 1, 2005, Alion Science and Technology Corporation ("Alion", the "Company") entered into a Stock Purchase Agreement dated April 1, 2005, (the "Stock Purchase Agreement") to acquire 100% of the issued and outstanding common stock of John J. McMullen Associates, Inc. ("JJMA") from two of JJMA’s officers and the John J. McMullen Associates, Inc. Employee Stock Ownership Trust (the "JJMA Trust"). The purchase price of $97 million was determined based on arms’ length negotiation among the parties and consisted of approximately $52.05 million in cash, $7.7 million in deferred cash payments and $37.25 million worth of Company common stock.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 1, 2005, in accordance with the terms of the Stock Purchase Agreement, the Company purchased 100% of JJMA’s issued and outstanding common stock for a combination of cash and Alion common stock. The Company issued approximately 1.347 million shares of Alion common stock at a price of $27.65 per share as part of the transaction. The Company funded the cash portion of the acquisition with incremental proceeds from a term loan under its existing credit facility with Credit Suisse First Boston.

JJMA, founded in 1959, is an employee-owned, recognized leader in naval architecture, marine engineering and program management support with a 48-year history of providing service to government, commercial and international customers. JJMA has approximately 600 employees that cover all the major marine disciplines of engineering, design and program management. JJMA’s engineers have capabilities in ship design, ship signature management, advanced hydrodynamics and machinery control systems. The company operates out of 10 offices throughout the U.S. and has main offices in Iselin, New Jersey and in Alexandria, Virginia.

The summary of the transaction described above is qualified by reference to the Stock Purchase Agreement by and among Alion, JJMA, the JJMA Trust, M&I Marshall & Ilsley Trust Company as trustee of the JJMA Trust, and holders of JJMA stock options and JJMA stock appreciation rights. The Stock Purchase Agreement is attached as an exhibit hereto and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On April 1, 2005, the Company issued a press release announcing the acquisition of JJMA. The press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.
As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by this Item 9.01(a). In accordance with Item 9.01(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 71 days after this initial report was required to be filed.

(b) Pro Forma Financial Information
As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Company to provide the financial information required by this Item 9.01(b). In accordance with Item 9.01(b)(2) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K no later than 71 days after this initial report was required to be filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alion Science and Technology

April 4, 2005	By:	John M. Hughes

Name: John M. Hughes
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.53	Stock Purchase Agreement executed April 1, 2005, by and among the Company, JJMA, the JJMA Trust, M&I Marshall & Ilsley Trust Company as trustee of the JJMA Trust, and holders of JJMA stock options and JJMA stock appreciation rights.
99.1	Alion press release announcing the completion of the JJMA acquisition.